                                                                   EXHIBIT 10.17

                             SEPARATION AGREEMENT

     It is hereby agreed by and between William C. Rankin and his former employer, Bellwether Exploration Company (hereinafter "Bellwether"), that Mr. Rankin has been released from his employment by Bellwether effective August 2, 1999 (hereinafter "Separation Date"), and that in order to resolve amicably all matters concerning his employment and release, Mr. Rankin and Bellwether, in consideration of their mutual promises and other consideration itemized below, hereafter enter into the following agreement:

     1. Nothing stated in this Agreement, or stated or done in connection herewith, shall constitute or indicate in any way any wrongdoing of any kind either by Mr. Rankin or Bellwether.

     2. Bellwether agrees that upon execution by Mr. Rankin and receipt by its representative of this Agreement and the Release appended as Exhibit A and the expiration of the seven (7) day revocation period provided for herein, Bellwether will pay Mr. Rankin the sum of Four Hundred Eighty Six Thousand Five Hundred Forty and 00/100's Dollars ($486,540) which represents payment for two times the sum of (1) Mr. Rankin's current salary and (2) his last annual bonus. Mr. Rankin shall also be paid an amount equal to fifteen percent of his base salary in lieu of outplacement services which is included in the $486,540 figure stated above. The payments made hereunder shall be less standard payroll deductions for Federal Income Tax and FICA.

     3. Mr. Rankin shall also receive, upon the expiration of the seven (7) day revocation period provided for herein, by reason of his execution of this agreement the following:

a. The immediate vesting of any of Mr. Rankin's executive options to purchase securities of Bellwether which were not vested by their own terms on the date of termination and the extension of Mr. Rankin's rights to exercise all of his options to purchase securities of Bellwether for a period equal to the lesser of (i) two years following the date of termination or (ii) the remaining term of the applicable option. The Compensation Committee of Bellwether shall execute minutes reflecting such agreement as seen in the attached Exhibit 3(a).

b. Continued coverage, at Bellwether's cost, under Bellwether's medical, dental and health benefits (but not life or disability insurance) for a period of six (6) months from the date of termination.

c. The payment of $335.17 being the total of any of Mr. Rankin's unreimbursed expenses in the performance of his duties hereunder through the date of termination.

d. Assignment of title to Mr. Rankin's car, with Mr. Rankin paying any resulting transfer or registration fee. The pay-off on such automobile is currently $30,127.42. Mr. Rankin will be liable for any income taxes that may be due by reason of such sale or transfer, as the case may be.

e. As consideration for this agreement, Bellwether also agrees that Mr. Rankin shall be assigned the computer that Mr. Rankin had been using during his tenure with Bellwether.

     4. No further payments or benefits of any kind (except those made pursuant to Bellwether's deferred compensation plan) shall be due Mr. Rankin by Bellwether by reason of his employment or this agreement except those set forth above.

     5. Mr. Rankin acknowledges that during the course of his employment he has had access to certain trade secrets of Bellwether and that such trade secrets constitute valuable, highly confidential, special and unique property of Bellwether, which Mr. Rankin agrees not to disclose. These "trade secrets" are drawings, specifications, computer programs, training manuals, engineering studies, compilations of product research, marketing techniques, and files, records and documents relating thereto. Also, the "trade secrets" include lists of customers who utilize Bellwether's technical services, and related customer information. However, such customer lists do not include customers which Mr. Rankin knew before he was employed by Bellwether; neither do such customer lists include customers which could readily be identified by someone outside the employ of Bellwether. These "trade secrets" shall not include any information readily discernable from trade or general circulation publications or otherwise existing or available in the public domain. In this regard, it is expressly understood that the obligations of paragraph 7 of the June 1, 1998 Employment Agreement with Mr. Rankin shall survive the termination of Mr. Rankin's employment with Bellwether and the execution of the attached release.

     6. Employees and directors of Bellwether shall refrain from making any derogatory or disparaging remarks to any third party against Mr. Rankin with respect to his employment by Bellwether, his performance, his character, or any such matters. Further, employees and directors of Bellwether shall refrain from discussions among themselves using any such derogatory or disparaging remarks.

     7. Mr. Rankin shall refrain from making any derogatory or disparaging remarks regarding his employment by Bellwether, or Bellwether's service, management, or operations to any third party other than members of Mr. Rankin's immediate family.

     8. Mr. Rankin agrees that he will be reasonably available to consult and otherwise cooperate with Bellwether after the Separation Date with respect to matters of business for which Mr. Rankin had any direct responsibility during his employment by Bellwether. However, any such consulting or request for consulting shall not interfere with Mr. Rankin's endeavors after the Separation Date or with his subsequent employment.

     9. Mr. Rankin acknowledges that he has been given a period of at least forty-five (45) days within which to consider this Agreement and the Release to be executed hereunder, and that these documents have been executed by him voluntarily, with full knowledge of all relevant information and after ample opportunity to consult with legal counsel. Mr. Rankin is hereby advised to consult with an attorney prior to entering this Agreement and the Release to be executed hereunder. Mr. Rankin and Bellwether further agree that Mr. Rankin has a period of seven (7) days following his execution of this Agreement and the Release to be executed hereunder in which to revoke these documents by delivering to Bellwether's undersigned representative written notice of his revocation, and by returning the consideration conveyed herein, and that this Agreement and the Release executed hereunder shall not become effective or enforceable until such revocation period has expired.

     10. This Agreement shall be binding on and inure to the benefit of Mr. Rankin and Bellwether as well as all of their heirs, executors, administrators, officers, directors, employees, stockholders, successors and assigns, and all subsidiaries, affiliates and representatives of any of the foregoing entities.

     11. Bellwether and Mr. Rankin agree that this Agreement and the Release shall be construed under the laws of Texas and, if necessary, litigated in Houston, Texas.

     IN WITNESS HEREOF, the parties to this Agreement have executed this instrument on the dates set forth below.

Date: August 9, 1999                /s/ William C. Rankin
                                    ---------------------------------
                                    William C. Rankin


                                    Bellwether Exploration Company

Date: 9 August 1999                 By: /s/ Robert J. Bensh
                                       ------------------------------
                                       (Name)  Robert J. Bensh
                                       (Title) Vice President, Capital Markets

                                   EXHIBIT A

                                    RELEASE

     FOR VALUABLE CONSIDERATION PAID, receipt of which is hereby acknowledged, William C. Rankin, for himself, his heirs, executors, administrators, and assigns, agrees to hereby release, acquit and forever discharge Bellwether Exploration Company as well as each of its officers, directors, stockholders, successors, assigns, divisions, subsidiaries, agents and employees (hereinafter collectively "Bellwether"), of and from any and all obligations, claims, counterclaims, third-party claims, debts, demands, covenants, contracts, security agreements, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions, amended cause of action, or causes of action whatsoever, whether known or unknown, suspected or unsuspected, he ever had or now has or claims to have against Bellwether from the beginning of the world to the day and date hereof, including specifically but not exclusively, and without limiting the generality of the foregoing, any and all claims, demands and causes of action, known or unknown, suspected or unsuspected, arising out of any transaction, act or omission concerning his former employment by Bellwether, and all claims of every kind which may arise under any federal, state or local statutory or common law, including the federal Age Discrimination in Employment Act; provided, however, that nothing contained herein shall release Bellwether from the obligations spelled out in a Separation Agreement between him and Bellwether of even date.

     FOR VALUABLE CONSIDERATION GIVEN, receipt of which is hereby acknowledged, Bellwether Exploration Company (hereinafter collectively "Bellwether") do hereby release, acquit, and forever discharge William C. Rankin as well as his heirs, executors, administrators, and assigns, of and from any and all obligations, claims, counterclaims, third-party claims, debts, demands, covenants, contracts, security agreements, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions, amended causes of action, or causes of action whatsoever, whether known or unknown, suspected or unsuspected, which Bellwether ever had or now has or claims to have against William C. Rankin from the beginning of the world to the day and date hereof, including specifically but not exclusively, and without limiting the generality of the foregoing, any and all claims, demands and causes of action, known or unknown, suspected or unsuspected, arising out of any transaction, action or omission concerning William C. Rankin's former employment by Bellwether, and all claims of every kind which may arise under any federal, state or local statutory or common law; provided however, that nothing contained herein shall release William C. Rankin from the obligations spelled out in a Separation Agreement between him and Bellwether of even date.

     William C. Rankin hereby acknowledges that he is executing this Release pursuant to the terms of the Separation Agreement identified above, that certain consideration provided to him pursuant to that Separation Agreement is in addition to what he would have been entitled to receive in the absence of such Agreement, that he has been advised to consult with an attorney in connection with both the Separation Agreement and this Release, that he has had at least forty-five (45) days in which to consider entering into the Separation Agreement and providing this Release, and that he will have seven (7) days following the execution of both the Separation

Agreement and this Release in which to revoke these documents by delivering his written revocation to the person who executed the Separation Agreement on behalf of Bellwether.

     William C. Rankin and Bellwether further hereby covenant and agree that this Release shall be binding in all respects upon themselves, their heirs, executors, administrators, assigns and transferees and all persons claiming under them, and shall inure to the benefit of the officers, directors, stockholders, assigns, divisions, subsidiaries, agents, employees, and successors in interest of William C. Rankin and Bellwether.

     IN WITNESS WHEREOF, I have signed this Release this the 9th day of August, 1999.

                                        /s/ William C. Rankin
                                        -----------------------------
                                        William C. Rankin

     IN WITNESS WHEREOF, I have signed this Release on behalf of Bellwether Exploration Company on this 9th day of August, 1999.

                                        /s/ Robert J. Bensh
                                        ---------------------------------------
                                        (Name)  Robert J. Bensh
                                        (Title) Vice President, Capital Markets

                                EXHIBIT "3(a)"

                        BELLWETHER EXPLORATION COMPANY


                          Minutes of the Meeting of
                          The Compensation Committee
                           Of the Board of Directors

                                August 2, 1999


     A meeting of the Compensation Committee ("Committee") of the Board of Directors of Bellwether Exploration Company, a Delaware corporation ("Company") was held on August 2, 1999 via telephone conference. Messrs. A.K. McLanahan, Vincent H. Buckley and Dr. Jack Birks, constituting all of the members of the Committee, were present at such meeting, after having waived notice of such meeting.

     The meeting was called to order. The Committee discussed the previous grants of stock options to Mr. J. Darby Sere ("Mr. Sere") and Mr. William C. Rankin ("Mr. Rankin") under the 1994 Stock Incentive Plan and the 1996 Stock Incentive Plan, as the case may be, the dates and amounts of such grants being set forth more fully on Exhibit "A". The plans provide, in part, that recipients of such stock option grants must be in the continuous employment of the Company for the grants to remain effective. The above individuals are leaving the employment of the Company and in view of their valuable contributions to the Company, it is the opinion of the Committee that their option grants should continue, notwithstanding their departure from the Company, for a period so indicated on the attached Exhibit "A".

     In furtherance thereof, upon motion duly made and seconded, the following resolutions were unanimously adopted by the Committee.

     RESOLVED, that the provisions of the 1994 and 1996 Stock Incentive Plans and the grants made thereunder to Mr. Sere and Mr. Rankin, be waived as to those provisions governing the termination of grants in the event that a stock option recipient ceases working for the Company; and

     FURTHER RESOLVED, that all stock options issued to Mr. Sere and Mr. Rankin immediately vest on August 2, 1999 with a termination date so indicated on Exhibit "A"; and

     FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby are, authorized and directed, for and on behalf of the Company, to execute and deliver any and all documents and to take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned have executed these minutes as of the date first written above.

                                        /s/ Jack Birks
                                        -------------------------------
                                        Dr. Jack Birks


                                        /s/ Vincent H. Buckley
                                        -------------------------------
                                        Vincent H. Buckley



                                        -------------------------------
                                        A. K. McLanahan

                                  EXHIBIT "A"

                                                            EXP.          DATE
   NAME                 AMOUNT      PLAN        PRICE       DATE        GRANTED
   ----                 ------      ----        -----       ----        -------

J. DARBY SERE          120,000      1994      $ 5.6250     8/2/02       6/30/94
                        25,000      1994      $ 5.75       8/2/02       5/26/95
                        55,000      1996      $ 6.2500     8/2/02       9/16/96
                        23,000      1996      $12.3750     8/2/02       9/10/97
                         8,000      1996      $12.3750     8/2/02       9/10/97
                         8,000      1996      $12.3750     8/2/02       9/10/97
                         8,000      1996      $12.3750     8/2/02       9/10/97
                         8,000      1996      $12.3750     8/2/02       9/10/97
                        54,000      1996      $ 6.25       8/2/02       10/5/98

WILLIAM C. RANKIN       30,000      1994      $ 3.344      8/2/01       3/26/99
                        24,000      1996      $ 6.25       8/2/01       10/5/98
                         9,400      1996      $10.6250     8/2/01       11/21/97
                         9,400      1996      $10.6250     8/2/01       11/21/97
                         9,400      1996      $10.6250     8/2/01       11/21/97
                         9,400      1996      $10.6250     8/2/01       11/21/97
                        15,600      1996      $10.6250     8/2/01       11/21/97
                        15,600      1996      $10.6250     8/2/01       11/21/97
                        15,600      1996      $10.6250     8/2/01       11/21/97
                        15,600      1996      $10.6250     8/2/01       11/21/97